Exhibit 10.5

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

GAS GATHERING AND PROCESSING CONTRACT

BETWEEN

DEVON GAS SERVICES, L.L.C.

AS “SHIPPER”

AND

AS “PROCESSOR”

               1, 2014

Northridge Plant

Hughes County, Oklahoma

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

GAS GATHERING AND PROCESSING CONTRACT

This Gas Gathering and Processing Contract is made and entered into this 1st Day of                   , 2014 (the “Effective Date”), by and between Devon Gas Services, L.L.C., a Texas limited liability company (“Shipper”), and                                   , a                                            (“Processor”).

WITNESSETH

WHEREAS, Shipper has available a supply of Committed Gas and desires for Processor to perform the services described herein with respect to said Committed Gas; and

WHEREAS, Processor or Processor’s Agents operate a pipeline system which is capable of receiving deliveries of Committed Gas and redelivering Residue Gas and NGLs associated therewith to downstream markets; and

WHEREAS,  Processor owns and operates the Plant for the purpose of extracting ethane, propane, butanes, natural gasoline and other liquid hydrocarbon products, and for other purposes deemed necessary by Processor in its Gathering and Processing activities; and

WHEREAS, Shipper desires to deliver to Processor for Gathering and Processing, as applicable, and Processor desires to receive from Shipper such Committed Gas for those purposes, all subject to and in accordance with the terms and conditions contained in this Contract.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained in this Contract, Shipper and Processor (individually, a “Party” and collectively, the “Parties”) agree with each other as follows:

ARTICLE 1

DEFINITIONS

1.1                               Each of the following terms enclosed by quotation marks in this ARTICLE 1.1 shall be a defined term, and each term enclosed by parentheses and quotation marks in the preamble or body of this Contract, or otherwise defined in this Contract, shall also be a defined term, and wherever used in this Contract, each such defined term shall have the meaning provided for it in this Contract:

1.1.1                     “Appendix” shall mean that certain “Appendix — General Terms and Conditions to Gas Gathering and Processing Contract”, which is attached hereto.

1.1.2                     “Btu” shall mean British Thermal Unit.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

1.1.3                     “Committed Gas” shall mean all Natural gas produced from the Dedicated Area and attributable to Contractually Dedicated Area Interests, except for all Natural gas (including all constituents and components thereof, and all products derived therefrom) expressly excluded or reserved by Shipper hereunder, including but not limited to, ITEM 1.1 of this Contract.

1.1.4                     “Condensate” shall mean the liquid hydrocarbons, condensates, and/or distillates that are recovered from gas in typical oil and gas separators or pipeline drips, compressor discharge, or suction scrubbers, usually from changes in ambient or ground temperature and/or pressure, but not from Processing.

1.1.5                     “Contract” shall mean this Gas Gathering and Processing Contract, including the Appendix and Exhibits attached hereto and any future amendments and/or exhibits.

1.1.6                     “Contractually Dedicated Area Interests” shall mean the following interests and rights (insofar only as those interests and rights cover or pertain to any lands located in the Dedicated Area) that are now or hereafter subject to a legally binding agreement or arrangement by virtue of which Shipper has or will have the right to market, buy, sell, Process or Gather Natural gas and provide other services attendant thereto that is produced from those lands and/or lands spaced, pooled, or communitized therewith and is attributable to those interests and rights: (i) any fee or term mineral or royalty interest; (ii) any interest or right in or derived or carved from any oil and gas lease; (iii) any interest or right derived from any pooling or unitization order; and (iv) any interest or right in or derived from any agreement (including any farmout, operating, communitization, marketing, purchase and sales, pooling, or unit agreement) pertaining to any right or interest identified or referenced in clause or item (i), (ii) or (iii) of this definition of Contractually Dedicated Area Interests; and (v) any option or contractual right to acquire or earn any interest or right identified or referenced in clause or item (i), (ii), (iii) or (iv) of this definition of Contractually Dedicated Area Interests.

1.17                        “Cubic Foot of gas” shall mean the volume of gas necessary to fully fill one (1) cubic foot of unfilled space at a pressure base of 14.65 pounds per square inch absolute at a temperature of sixty degrees Fahrenheit (60°F).

1.1.8                     “Day” or “day” shall mean a period of 24 consecutive hours beginning and ending at 7:00 a.m., Central Clock Time.

1.1.9                     “Dedicated Area” shall mean all the lands described in Exhibit “A.”

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

1.1.10              “Delivery Point(s)” shall be the locations as identified in ARTICLE 5.1, where Shipper delivers the Committed Gas to Processor.

1.1.11              “Firm Basis” shall mean the highest level of Gathering and Processing services then offered by Processor on Processor’s Pipeline System or at the Plant where Processor may interrupt its performance without liability only to the extent such performance is prevented by reasons of Force Majeure or any other agreed upon event.

1.1.12              “Gathered Volume” shall mean the sum of Shipper’s volume of Committed Gas (in MMBtu) delivered at each Delivery Point less (i) Shipper’s compression fuel as described in ARTICLE 3.2.4, (ii) Shipper’s pro-rata share of fuel on Processor’s Pipeline System, (iii) loss and unaccounted for gas on Processor’s Pipeline System and at the Plant (including gains or losses), and (iv) gas used by Shipper for gas lift operations on Wells associated herewith.

1.1.13              “Gathering” shall mean the receipt of gas at the Delivery Points by Processor or Processor’s Agent and the compression, treating, dehydration and redelivery of said gas by Processor or Processor’s Agent at the Redelivery Points. Wherever the term “Gather” or “Gathered” is used with initial capitalization in this Contract, such term shall have the same meaning as Gathering.

1.1.14              “GPM” shall mean gallons per Mcf.

1.1.15              “Gross Heating Value” shall mean the number of Btus produced by the combustion at constant pressure of an amount of gas which would fully fill one (1) Cubic Foot of gas.

1.1.16              “Law” shall mean any and all constitutional provisions, rules, codes, regulations, statutes, ordinances, enactments, judicial and administrative orders, decrees, standards, decisions and rulings that are adopted, enacted, promulgated or issued by any federal, state, municipal, parish or tribal governmental authority, including the common law.

1.1.17              “Losses” shall mean any actual loss, cost, claim, penalty, liability, damage, demand, suit, sanction, cause of action of every kind of character (including damage to property, personal injury, or death), judgment, lien, encumbrance, fine, or expense, including reasonable attorneys’ fees, investigation expenses, and court costs.

1.1.18              “Maximum Delivery Pressure” shall have the meaning set forth in ARTICLE 5.1.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

1.1.19              “Natural gas” or “gas” shall mean natural gas produced from gas wells and gas produced in association with oil, including all hydrocarbon and non-hydrocarbon components, casinghead gas produced from oil wells, gas well gas and stock tank vapors.

1.1.20              “Mcf” shall mean one thousand (1,000) Cubic Feet of gas.

1.1.21              “MMBtu” shall mean one million (1,000,000) Btus.

1.1.22              “Month” or “month” shall mean the period of time beginning at 7:00 a.m. Central Clock Time on the first day of the calendar month and ending at 7:00 a.m. on the first day of the next succeeding calendar month.

1.1.23              “NGLs” shall mean the liquid hydrocarbons extracted from gas through Processing, including such constituents or components as ethane, propane, iso-butane, normal butane, natural gasolines, incidental methane, and other miscellaneous liquids that are associated with those liquid hydrocarbons.

1.1.24              “Plant” shall mean Processor’s Northridge gas Processing plant located in Hughes County, Oklahoma.

1.1.25              “Processed Volume” shall mean the sum of Shipper’s volume of Committed Gas delivered at the inlet of the Plant as measured by Processor’s Plant inlet meter(s).

1.1.26              “Processing” shall mean the (i) extraction or separation of NGLs from gas through or by means of equipment, which is not located at or in close proximity to a Well site, specifically intended to extract or separate NGLs from the gas through cryogenic, refrigeration, refrigerated lean oil absorption, ambient oil absorption, Joule Thomson, or similar method or process and (ii) extraction of NGLs by Condensate stabilization and the fractionation of NGLs and raw mix into components as described in ARTICLE 1.1.23.  Notwithstanding the previous sentence, Processor shall not be responsible for Condensate stabilization or fractionation of NGLs beyond the capacity of the stabilization and fractionation facilities at the Plant on the Effective Date.  The term “Processing” shall also include the transfer, handling, storage, and/or movement of NGLs and Condensate attributable to the Committed Gas to the Redelivery Points. Wherever the term “Process” or “Processed” is used with initial capitalization in this Contract, such term shall have the same meaning as Processing.

1.1.27              “Processor’s Agent” shall mean any person or entity with which Processor has contracted to provide, on occasion, certain post-production services, including transmission, Gathering, Processing, treating, compression, measurement,

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

accounting, or testing services, on behalf of Processor with respect to the Committed Gas.

1.1.28              “Processor’s Metering Facilities” shall mean Processor’s or Processor’s Agent’s meter and related facilities located at the Delivery Points and/or the Redelivery Points.

1.1.29              “Processor’s Pipeline System” shall mean Processor’s and/or Processor’s Agent’s pipeline system which is utilized to Gather the Committed Gas hereunder.

1.1.30              “Psig” or “psig” shall mean pounds per square inch gauge.

1.1.31              “Redelivery Point(s)” shall have the meaning as set forth in ARTICLE 5.2 (for Residue Gas) and ARTICLE 5.3 (for Condensate and NGLs).

1.1.32              “Residue Gas” shall mean gas leaving Processor’s Pipeline System whether Processed, un-Processed, bypassed, remaining after NGL extraction, removal of non-hydrocarbon substances, and any loss and unaccounted for gas or fuel used for Processing or Gathering.

1.1.33              “Third Party” shall mean any person or entity other than Processor, Processor’s Agent, or Shipper.

1.1.34              “Wells” shall mean any well classified by any governmental authority or under any applicable Law as a gas well or oil well in which gas produced therefrom and attributable to a Contractually Dedicated Area Interest subject to this Contract has been dedicated to Shipper, whether such well now exists or is hereafter drilled.

1.2                               The headings and titles in this Contract are for guidance and convenience of reference only and do not limit or otherwise affect or interpret the provisions of this Contract.  Each reference made in this Contract to an article or item (as used in the Appendix) is to the applicable article or item in this Contract unless the context clearly indicates otherwise.

1.3                               The words “this Contract”, “herein”, “hereby”, “hereunder”, “hereof”, and words of similar import refer to this Contract as a whole and not to any particular part of this Contract, unless the context clearly indicates otherwise.

1.4                              Each reference made in this Contract to an exhibit is to the applicable exhibit attached hereto, unless the context clearly indicates otherwise.  The Appendix and each exhibit attached hereto are made a part hereof.

1.5                               As used in this Contract, (i) any pronoun in masculine, feminine or neuter gender shall be construed to include all other genders, (ii) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including without limitation”,

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

except where the context clearly otherwise requires, (iii) each term that is defined in this Contract in the singular shall include the plural of such term, and each term that is defined in this Contract in the plural shall include the singular of such term, and (iv) the words, phrases, and terms used herein shall have their ordinary meaning unless it is clearly indicated otherwise in this Contract or unless such word, phrase or term is defined in this Contract.

1.6                               Both Parties participated in the drafting of this Contract.  If any ambiguity is contained herein, no weight shall be given in favor of or against a Party in resolving that ambiguity on account of that Party’s drafting of this Contract.

1.7                               Any reference to any time or period of time is to the applicable time or period of time in the Dedicated Area.

ARTICLE 2

DEDICATION AND PROPERTIES COVERED

2.1                               Subject to the terms and conditions of this Contract and except as otherwise provided in this Contract, Shipper hereby commits and dedicates exclusively to Processor all of the Committed Gas attributable to the Contractually Dedicated Area Interests for the term of this Contract for the purposes provided in this Contract.  The commitment and dedication set forth in this Section 2.1 shall be deemed a covenant running with the Dedicated Area and shall be binding on the successors and assigns of Shipper.  Shipper shall not Process and Shipper shall not permit Third Parties to Process hydrocarbons in the field or elsewhere from the Committed Gas to be delivered hereunder other than by usual field separation methods.

2.2                               Shipper represents and warrants to Processor that when Shipper delivers the Committed Gas to Processor during the term hereof Shipper will have the right to Gather, Process, and/or market the Committed Gas produced from the Contractually Dedicated Area Interests, free from liens and adverse claims of every kind and, subject to the reservation of rights described in ITEM 1.1(c), will not waive or consent to any release, termination, or early expiration of any said Contractually Dedicated Area Interests during the term hereof without the express prior written consent of Processor, which shall not be unreasonably withheld. Shipper further represents and warrants that when the Committed Gas is delivered to Processor at the Delivery Points that such Committed Gas will be owned or controlled by Shipper and will not be subject to any prior unreleased dedication as of the Effective Date. If after the Effective Date Shipper obtains the right to Gather or Process gas within the Dedicated Area, then that gas shall become Committed Gas hereunder when Shipper obtains that right except as otherwise provided herein; provided, however, if said gas is subject to prior unreleased written dedication or commitment for the type of services provided for herein, then such interests shall be excluded from

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

dedication hereunder unless and until all such contractual commitments and dedications have expired or are terminated, or have been assigned to Shipper or released.  Shipper shall indemnify, protect, defend, and hold Processor harmless from all Losses incurred or suffered by Processor arising from and out of claims of any Third Party with respect to the representations and warranties in this ARTICLE 2.2.

2.3                               Subject to the terms of this Contract, at the Delivery Points, Shipper will deliver to Processor, and Processor will receive from Shipper, all of the Committed Gas produced from the Wells insofar as that Committed Gas is attributable to the Contractually Dedicated Area Interest in the Wells.

2.4                               Contemporaneously with the execution of this Contract, the Parties shall execute, acknowledge, deliver, and record a “short form” memorandum of this Contract in the form of Exhibit “C” which shall be placed of record in the counties in which the Dedicated Area is located. All preparation to, filing of, and costs associated with any subsequent amendment to said “short form” memorandum shall be the sole responsibility of and borne solely by Processor.

2.5                               Promptly after Processor’s receipt of each written request for same by Shipper, Processor shall deliver to Shipper a written release in recordable form of the dedication and commitment provided in ARTICLE 2.1 regarding any Natural gas (including any Committed Gas) released by Processor under ITEM 2.4 or ITEM 3.2.

ARTICLE 3

FEES AND ALLOCATION

3.1                               Subject to all other applicable provisions of this Contract and as full consideration for the quantity of Committed Gas Gathered and Processed hereunder by Processor each month, Shipper shall pay and Processor shall accept from Shipper an amount equal to sum of the applicable fees and payments as described in this ARTICLE 3.

3.2.1                     The fee for Processing the Committed Gas hereunder at the Plant (“Processing Fee”) shall equal $** per MMBtu multiplied by the Processed Volume.

3.2.2                     The fee for Gathering, compressing, treating, and dehydrating the Committed Gas from the Delivery Point to the Redelivery Point (“Gathering Fee”) shall equal $** per MMBtu multiplied by the Gathered Volume.

3.2.3                     Beginning January 1, 2015 and each January 1st thereafter during the term hereof, the Gathering Fee and the Processing Fee shall be automatically adjusted by the percentage increase or decrease in the Consumer Price Index, All Urban Consumers (“CPI”) as published by the U.S. Department of Labor Bureau of Labor Statistics calculated for the twelve (12) Months immediately preceding the date of escalation; provided, however,

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

neither fee shall be decreased below its initial amount. The Parties shall use the negotiation procedure described in ITEM 11.1 to attempt to resolve any dispute between them regarding any change or adjustment to the CPI.  If the Parties fail to fully resolve the dispute, either Party may invoke the binding arbitration procedure described in ITEM 11.6 to resolve it.  The Gathering Fee and/or Processing Fee for the immediately preceding calendar year shall remain in effect until a new Gathering Fee and/or Processing Fee (as well as the effective dates of both fees) is/are agreed upon by the Parties or determined by arbitration and such agreed upon or determined fee(s) shall be retroactively applied for the applicable new calendar year.

3.2.4                     Each Month during the term of this Contract, Processor is authorized to utilize a portion of the Committed Gas received from Shipper at each Delivery Point as compression fuel for the operation of Processor’s compression equipment hereunder.

3.3                           Volume Commitment. Subject to the terms and conditions hereof, the Parties agree upon the following:

(a)         Gathering Volume Commitment. Shipper shall deliver to Processor a quantity, in aggregate, of Committed Gas not less than 40,000 Mcf per Day as averaged for each quarter during each calendar year for the first five (5) years of the Initial Term (“Gathering Volume Commitment”). Subject to ARTICLE 3.3(c) and ARTICLE 3.3(d), in the event Shipper fails to deliver the Gathering Volume Commitment for any applicable calendar quarter, Shipper shall pay Processor an amount equal to the product of the (i) Gathering Fee and (ii) positive difference between the Gathering Volume Commitment and the Gathered Volume for such calendar quarter (“Gathering Volume Commitment Deficiency Payment”). Any Gathering Volume Commitment Deficiency Payment made by Shipper to Processor hereunder shall be considered liquidated damages and Processor’s sole and exclusively remedy regarding the delivery deficiency of the Gathering Volume Commitment.

(b)         Processing Volume Commitment. Shipper shall deliver to Processor a quantity, in aggregate, of Committed Gas not less than 40,000 Mcf per Day as averaged for each quarter during each calendar year for the first five (5) years of the Initial Term for Processing at the Plant (“Processing Volume Commitment”). Subject to ARTICLE 3.3(c) and ARTICLE 3.3(e), in the event Shipper fails to deliver the Processing Volume Commitment during any applicable calendar quarter, then Shipper shall pay Processor an amount equal to the product of the (i) Processing Fee and (ii) positive difference between the Processing Volume Commitment and the Processed Volume for such calendar quarter (“Processing Volume Commitment Deficiency Payment”). Any Processing Volume Commitment Deficiency Payment made by Shipper to Processor hereunder shall be considered liquidated damages and Processor’s sole and exclusively remedy regarding the delivery deficiency of the Processing Volume Commitment.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(c)          Relief from Volume Commitment. Shipper shall be excused from delivering any portion of the Gathering Volume Commitment or the Processing Volume Commitment and making payment of any corresponding deficiency payment related thereto only under the following circumstances:

(i)                                     If Processor fails to Gather or Process any of the Committed Gas and such failure is not expressly excused hereunder; or

(ii)                                  If, due to an event of Force Majeure, Processor is unable to Gather or Process of any portion of the Committed Gas for a period greater than ten (10) consecutive days, then for each day beyond said 10-day period, the applicable corresponding deficiency payment shall not apply to the extent of the affected volumes of Committed Gas.

(d)         Over/Under Deliveries of Gathering Volume Commitment. If Shipper, during any quarter of a calendar year in which the Gathering Volume Commitment is in effect, delivers to Processor an amount of Committed Gas: (i) in excess of the Gathering Volume Commitment for such quarter (“Excess Gathered Amount”), then Shipper shall have the right to credit said Excess Gathered Amount against its Gathering Volume Commitment for the succeeding calendar quarter; or (ii) that is less than the Gathering Volume Commitment for such quarter (“Deficient Gathered Amount”), then Shipper shall have the right to make-up its Gathering Volume Commitment for such calendar quarter by delivering to Processor the Deficient Gathered Amount in excess of the Gathering Volume Commitment for the succeeding calendar quarter. In the event Shipper fails to deliver the Deficient Gathered Amount to Processor during said succeeding calendar quarter, then Shipper shall pay Gathering Volume Commitment Deficiency Payment in accordance with ARTICLE 3.3(a).

(e)          Over/Under Deliveries of Processing Volume Commitment. If Shipper, during any quarter of a calendar year in which the Processing Volume Commitment is in effect, delivers to Processor an amount of Committed Gas: (i) in excess of the Processing Volume Commitment for such quarter (“Excess Processed Amount”), then Shipper shall have the right to credit said Excess Processed Amount against its Processing Volume Commitment for the succeeding calendar quarter; or (ii) that is less than the Processing Volume Commitment for such quarter (“Deficient Processed Amount”), then Shipper shall have the right to make-up its Processing Volume Commitment for such calendar quarter by delivering to Processor the Deficient Processed Amount in excess of the Processing Volume Commitment for the succeeding calendar quarter. In the event Shipper fails to deliver the Deficient Processed Amount to Processor during said succeeding calendar quarter, then Shipper shall pay Processing Volume Commitment Deficiency Payment in accordance with ARTICLE 3.3(b).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

3.4                               Actual Recoveries.  Processor shall return to Shipper, at the Redelivery Point(s), its pro rata share of Residue Gas and NGLs actually recovered from the Committed Gas at the Plant whether the Plant is being operated in full or partial recovery mode.  Notwithstanding the foregoing sentence, Processor shall operate the Plant in full recovery mode unless Shipper exercises its ethane rejection election rights in accordance with ARTICLE 3.5.

3.5                               Ethane Rejection Election.   For any production Month, Shipper may elect ethane rejection by providing Processor with notice of its election at least seven (7) Business Days prior to the beginning of the production Month. In such event, the percentage of ethane recovered from the Committed Gas shall be based on Shipper’s pro rata portion of the actual recoveries that occur for such month after Processor’s reasonable efforts to reject ethane in accordance with Processor’s operational capabilities.

ARTICLE 4

TERM AND TERMINATION

4.1                               This Contract shall be effective from the Effective Date and shall continue and remain in full force and effect for a primary term of ten (10) years (the “Initial Term”) and year-to-year thereafter until terminated by Processor or Shipper (i) upon the giving of notice to the other Party of its intention to terminate this Contract at least one hundred eighty (180) days prior to the end of the Initial term or any extension term or (ii) as otherwise provided in this ARTICLE 4.

4.2                               Prior to the termination or expiration of this Contract, each Party shall use its best efforts to negotiate in good faith mutually agreeable services and associated rates in order to extend the term of this Contract. If the Parties are unable to agree upon a certain service, what may or may not be included in said service, or the rate for said service, then such dispute shall be resolved in accordance with ITEM ELEVEN.

4.3                               The termination of this Contract in accordance with this ARTICLE 4 shall not impair, impede or otherwise adversely affect any right, claim or cause of action that a Party may have arising prior to or as a result of that termination, including the right to obtain and receive any payment owing under this Contract.

4.4                               This ARTICLE 4.4, ARTICLE 4.3, ARTICLE 4.2, ARTICLE 7.2, and ITEMs 10.7, 10.13, 10.14, and ELEVEN of the Appendix shall survive the termination of this Contract.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 5

DELIVERY/REDELIVERY POINTS AND PRESSURE

5.1                               The Delivery Point(s) for the Committed Gas shall be at the inlet flange of Processor’s Metering Facilities located near the site of production facilities for each Well, or at other mutually agreeable locations on Processor’s Pipeline System. Shipper shall cause the Committed Gas to be delivered at a pressure sufficient to allow the Committed Gas to flow into Processor’s Pipeline System at each Delivery Point against the prevailing line pressure at such point but not in excess of the maximum allowable operating pressure (“MAOP”) of Processor’s Pipeline System at such Delivery Point. Processor retains the right to set a maximum delivery pressure, relative to Shipper’s deliveries of Committed Gas, so that the system can be operated in an efficient manner (“Maximum Delivery Pressure”); provided, however, it is the Parties’ intent for Processor to operate Processor’s Pipeline System in a manner that maximizes the amount of Committed Gas to be delivered into the system while allowing Processor to optimize the efficiency thereof. If Shipper elects to install compression facilities and Processor reasonably determines that there is a pulsation problem because of those compression facilities, then Shipper will install a pulsation dampener (which shall have a design reasonably acceptable to Processor) at Shipper’s sole cost and expense, between such compression facilities and Processor’s Metering Facilities at the Delivery Point(s).

5.2                               The Redelivery Point(s) for Shipper’s Residue Gas shall be at the inlet to each downstream pipeline’s metering facilities located at mutually agreeable points as further described on Exhibit “B.” Processor shall cause Shipper’s Residue Gas to be delivered at a pressure sufficient to allow the Committed Gas to flow into each downstream pipeline at the Redelivery Point(s) against the prevailing pressure but not in excess of the MAOP of the downstream pipeline at the Redelivery Point(s).

5.3                               The Redelivery Point(s) for Shipper’s NGLs and Condensate shall be at mutually agreeable points as further described on Exhibit “B.” If a Redelivery Point for Shipper’s NGLs or Condensate is a pipeline, such delivery shall be made at a pressure sufficient to allow the NGLs or Condensate to flow into the downstream pipeline at the Redelivery Point(s) against the prevailing pressure but not in excess of the MAOP of the downstream pipeline at the Redelivery Point(s).

5.4                               Shipper shall not be required to provide Processor with nominations of the Committed Gas at the Delivery Points. Shipper shall be solely responsible for all nominations and scheduling for its Residue Gas, Condensate, and NGLs at the Redelivery Points and shall be solely responsible for any costs, penalties, and expenses associated therewith including any imbalances. If Shipper fails for any reason to take or otherwise dispose of all or any part of Shipper’s share of Residue Gas, Condensate, or NGLs for any month during the term hereof, then Processor shall have the right, but not the obligation, to market Shipper’s share of said Residue Gas, Condensate, or NGLs (as the case may be) in a commercially reasonable manner; provided, however, that Processor shall account to and timely pay Shipper for the proceeds received by Processor from the disposition thereof.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 6

NOTICES

6.1                               All notices provided for herein shall be in writing and may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail, or hand delivered to a Party at its applicable address listed below.  Notice shall be considered given on the first business day after its receipt by the addressee.  In the absence of proof of the actual receipt date, the following presumptions will apply:  (i) notices sent by facsimile will be deemed to have been received upon the sending Party’s receipt of its facsimile machine’s confirmation of successful transmission; (ii) notice by overnight mail or courier will be deemed to have been received on the next business day after it was sent or such earlier time as is confirmed by the receiving Party; and (iii) notice via first class mail will be considered delivered five (5) business days after mailing.  Each Party will promptly notify to the other Party upon any change in its address.

PROCESSOR’S ADDRESS:

SHIPPER’S ADDRESS:
NOTICES & CORRESPONDENCE	STATEMENTS & PAYMENTS
Devon Gas Services, L.L.C.	Devon Gas Services, L.L.C.

Attn: Contract Administration - Marketing	Attn: Midstream Accounting
333 West Sheridan Avenue	333 West Sheridan Avenue
Oklahoma City, OK 73102-5015	Oklahoma City, OK 73102-5015
Fax: (405) 234-2737	Fax: (405) 552-1520

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 7

FINANCIAL RESPONSIBILITY

7.1                               If either Party (“X”) has reasonable grounds for insecurity regarding the performance of any material obligation under this Contract (whether or not then due) by the other Party (“Y”) (including, without limitation, the occurrence of a material change in the creditworthiness of Y or its credit support provider, if applicable), X may demand Adequate Assurance of Performance.  “Adequate Assurance of Performance” shall mean sufficient security in the form, amount, for a term, and from an issuer, all as reasonably acceptable to X, including, but not limited to cash, a standby irrevocable letter of credit, a prepayment, a security interest in an asset, or a guaranty.

7.2                               In the event (each an “Event of Default”) either Party or, if applicable, its credit support provider (the “Defaulting Party”) shall: (i) make an assignment or any general arrangement for the benefit of creditors; (ii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or case under any bankruptcy or similar Law for the protection of creditors or have such petition filed or proceeding commenced against it; (iii) otherwise become bankrupt or insolvent (however evidenced); (iv) be unable to pay its debts as they fall due; (v) have a receiver, provisional liquidator, conservator, custodian, trustee or other similar official appointed with respect to it or substantially all of its assets; (vi) fail to perform any material obligation to the other Party with respect to any credit support obligations relating to this Contract; (vii) fail to give Adequate Assurance of Performance hereunder within 48 hours but at least one business day of a written request by the other Party; (viii) not have paid any material amount due the other Party hereunder on or before the second business day following written notice that such payment is due; or (ix) fail to promptly take and diligently prosecute appropriate actions to remedy a material default or breach of a material covenant or provision hereunder after receiving written notice thereof from the other Party and to remedy such default or breach within thirty (30) days (or longer if such default or breach reasonably requires a longer cure period); then the other Party (the “Non-Defaulting Party”) shall have the right, at its sole election, to immediately withhold and/or suspend deliveries or payments upon notice, in addition to any and all other remedies available hereunder.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

IN WITNESS WHEREOF, the Parties have caused this Contract to be executed in multiple originals by the proper representatives thereunto duly authorized, as of the date first hereinabove written, but this Contract shall be effective as of the Effective Date.

PROCESSOR:	SHIPPER:
DEVON GAS SERVICES, L.L.C

By:	By:
Name:	Name:	Susan E. Alberti
Title:	Title:	Senior Vice President

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

APPENDIX - GENERAL TERMS AND CONDITIONS

TO GAS GATHERING AND PROCESSING CONTRACT

BETWEEN

DEVON GAS SERVICES, L.L.C., “SHIPPER”

AND

                                                    , “PROCESSOR”

DATED EFFECTIVE:                   1, 2014

For the consideration stated in this Contract, the Parties further agree as follows:

ITEM ONE

RESERVATIONS BY SHIPPER

1.1                               The following rights, which are vested in Third Parties owning the Contractually Dedicated Area Interests, are and shall be excepted and excluded from the purview of this Contract and are not and shall not be subject to the dedication and commitment provided in ARTICLE 2.1, and each such Third Party may exercise the following rights free and clear of any claim of Processor:

(a)                                 The right to use, but not to sell to others, sufficient gas for the development and operation of the Wells and appurtenant facilities (in conjunction therewith) in which that Third Party has an ownership interest, including use of gas for drilling, workovers, completions, operations, treating, gas lift, pressure maintenance, and fuel.

(b)                                 The right to space, pool, communitize, and unitize any of the Contractually Dedicated Area Interests with other lands, leases, interests, and properties of that Third Party or others located in the field in which those Contractually Dedicated Area Interests are located, and all Committed Gas attributable to those Contractually Dedicated Area Interests produced therefrom shall be covered by this Contract, except as otherwise provided in this Contract; provided, that the exercise of such right by that Third Party shall not diminish Processor’s right or increase its obligations in any material respect with respect to the Committed Gas produced from the Contractually Dedicated Area Interests covered hereby.

(c)                                  The right to exploit, use, maintain, and operate the Contractually Dedicated Area Interests covered by this Contract and all Wells, properties, facilities, and equipment incidental, related or appurtenant thereto in which that Third Party has an interest in such manner as that Third Party deems advisable, in the Third Party’s sole discretion, including the right to drill or complete new Wells, to repair, recomplete, or rework any Wells, to reduce, suspend or shut-in the

APPENDIX - 1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

production from any Wells, to acquire new or additional Contractually Dedicated Area Interests, to renew, extend or amend in whole or in part any of the Contractually Dedicated Area Interests covered by this Contract, to abandon any Well, and to release or terminate all or any portion of Contractually Dedicated Area Interests in order to avoid or resolve any pending or threatened litigation concerning the validity of those Contractually Dedicated Area Interests, or that are not deemed by that Third Party as being capable of producing oil or gas in commercial quantities, or as having been perpetuated beyond their respective stated terms in accordance with the terms of the respective instruments creating those Contractually Dedicated Area Interests.

(d)                                 The right to provide Natural gas which such Third Party is obligated to provide to a lessor, an owner of an overriding royalty or other owner of a non-cost bearing interest, or a surface owner under the terms of an oil and gas lease or other agreement, contract or conveying instrument.

(e)                                  The right to market, Gather, and/or Process all of such Third Party’s share of Natural gas attributable to (1) any Contractually Dedicated Area Interests that are subject on the date hereof to a prior dedication in favor of another Third Party (whether under a gas purchase, Gathering and/or Processing contract, call on production, or similar agreement or arrangement) or (2) any Contractually Dedicated Area Interests that are acquired after the date hereof by such Third Party and are subject, when acquired, to a pre-existing prior sales, Gathering and/or Processing dedication made by another Third Party in favor of a purchaser, gatherer or processor other than Processor or Shipper.

(f)                                   The right to market, Gather and/or Process all of such Third Party’s share of Natural Gas from any Well not operated by it during any period in which such Third Party does not own a majority working interest in such Well and such Third Party has elected to market its share of production from that Well to another Third Party in accordance with applicable Law, or the applicable operating, unit or other agreement between such Third Party and the operator of that Well.

1.2                               It is agreed that Shipper may cause or allow the Committed Gas to be separated by means of a conventional ambient mechanical wellhead gas-oil separator prior to its delivery to Processor and the liquid constituents separated from such Committed Gas therefrom shall not be subject to this Contract.  However, Shipper shall not have the right to Process the Committed Gas for the recovery of NGLs, but shall have the right to recover NGLs by means of a conventional ambient mechanical wellhead gas-oil separator or similar process or method at any Well site.

APPENDIX - 2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ITEM TWO

QUALITY

2.1                               Processor shall not be obligated to take any Committed Gas tendered hereunder unless the same meets the following requirements as to quality:

Hydrogen Sulfide:  The Committed Gas shall not contain more than four parts per million (4 ppm) of hydrogen sulfide as determined by a quantitative test generally accepted in the natural gas industry for such purpose.

Total Sulphur:  The Committed Gas shall not contain more than twenty (20) grains of total sulphur per one hundred (100) cubic feet of gas as determined by a quantitative test generally accepted in the natural gas industry for such purpose.

Temperature:  The Committed Gas shall not have a temperature of less than forty degrees Fahrenheit (40°F) nor more than one hundred twenty degrees Fahrenheit (120°F).

Carbon Dioxide:  The Committed Gas shall not contain carbon dioxide in excess of two percent (2%) by volume.

Oxygen:  The Committed Gas shall contain no oxygen.

Nitrogen:  The Committed Gas shall not contain nitrogen in excess of two percent (2%) by volume.

Total Inert Gases:  The Committed Gas shall not contain total inert gases in excess of four percent (4%) by volume.

Objectionable Liquids and Solids and Dilution:  The Committed Gas shall (i) be free of objectionable liquids and solids, as determined by Processor in good faith, (ii) be commercially free from dust, salts, soaps, foam-forming constituents, gums, gum-forming constituents, paraffins, or other similar liquid or solid matter which become separated from the Committed Gas in the course of gathering through Processor’s Pipeline System, and (iii) any other impurities, including microbiologically corrosive agents.

Heating Value:  The Committed Gas shall not have a Gross Heating Value of less than 950 Btu per Cubic Foot of gas under the conditions of measurement contained herein.

In the event that the quality specifications of any pipeline receiving gas from Processor’s Pipeline System or at the Plant is more stringent than the applicable quality specification

APPENDIX - 3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

set forth in this ITEM 2.1, then notwithstanding any reasonableness standard agreed to by Processor regarding said quality specifications, all Committed Gas delivered by Shipper to Processor shall meet the quality specifications of that pipeline.

2.2                               Processor’s acceptance of any quantities of Committed Gas which fail to conform to any of the applicable quality specifications provided in ITEM 2.1 shall not constitute a waiver by Processor of the quality specifications with regard to future deliveries of Committed Gas.

2.3                               In the event Shipper delivers Committed Gas which fails to meet the quality specifications described in ITEM 2.1:  (a) Shipper shall be responsible for any and all Losses suffered by Processor to Processor’s Pipeline System, at the Plant, or the gas within Processor’s Pipeline System or at the Plant arising from or relating to the delivery of the Committed Gas not meeting those quality specifications including, without limitation, corrosion or damage to Processor’s Pipeline System, at the Plant, the loss of line pack due to contamination, and loss of business while purging and re-packing Processor’s Pipeline System or the Plant and (b) in the event gas which is committed to Processor’s Pipeline System or the Plant is commingled with the Committed Gas from Shipper which fails to meet the quality specifications provided herein, Shipper shall also be responsible for any and all Losses suffered or incurred by Processor due to claims from any other shipper on Processor’s Pipeline System or at the Plant who can demonstrate to Processor’s reasonable satisfaction that such shipper’s gas was rejected or rendered “non-conforming” due to it being commingled with the Committed Gas that did not meet the specifications described in ITEM 2.1.

2.4                               If Processor notifies Shipper at any time that the Committed Gas tendered at any Delivery Points does not conform with the quality specifications described in ITEM 2.1 (excluding the specifications for hydrogen sulfide), then Shipper may bring such Committed Gas into conformity with such specifications within a reasonable period of time (immediately in those situations in which Processor notifies Shipper that such Committed Gas threatens the integrity of Processor’s Pipeline System or the Plant or adversely affects Processor’s ability to deliver into downstream pipelines), including the right to pare the gas specifications of Delivery Points, so long as Shipper’s actions do not adversely affect Processor’s ability to operate the Plant or Processor’s Pipeline System. If Shipper fails to do so promptly after its receipt of such notification, Processor may, at its option and without limitation, (i) continue to accept the Committed Gas as delivered by Shipper without charging Shipper any type of fee, cost or expense for such off-spec Committed Gas, (ii) refuse to accept delivery of such Committed Gas pending the correction of the deficiency by Shipper, or (iii) take any action reasonably necessary to conform the Committed Gas with the quality specifications provided in ITEM 2.1, the cost of which shall be charged to Shipper hereunder.  Absent exigent circumstance, before Processor takes any action under the immediately preceding sentence to conform

APPENDIX - 4

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

the Committed Gas to the quality specifications provided in ITEM 2.1, Processor shall notify Shipper of such intended action and the estimated cost thereof. After receiving Shipper’s notification, Shipper shall immediately inform Processor whether Shipper authorizes Processor to conform the Committed Gas to those quality specifications.  If Shipper elects not to treat the Committed Gas itself or does not allow Processor to treat the Committed Gas, or if Processor elects not to treat or blend the Committed Gas to conform the Committed Gas to the quality specifications provided in ITEM 2.1, Processor shall, upon the written request of Shipper, permanently release from this Contract all non-conforming Natural gas. Notwithstanding this ITEM 2.4, Processor shall have the ongoing right to immediately shut off any Committed Gas if Processor reasonably determines that such Committed Gas threatens the integrity of Processor’s Pipeline System or the Plant or adversely affects downstream facilities or markets.

ITEM THREE

PIPELINE CONNECTION

3.1                               It is understood and agreed that Processor and Shipper, in accordance with ARTICLE 5.1, have decided, or will at a subsequent point in time decide, upon the location of the Delivery Point for each Well committed hereunder.

3.2                               Promptly after Shipper has informed Processor that the Committed Gas is or will be ready for delivery to Processor from a Well committed to or dedicated to Processor under this Contract and such Well is located within three (3) miles of Processor’s Pipeline System,  Processor shall, at its own expense, connect such Well to Processor’s Pipeline System. If said Well is greater than three (3) miles from Processor’s Pipeline System, then Processor shall have the right, but not the obligation, to connect said Well at its sole expense. If Processor declines to connect said Well to Processor’s Pipeline System, Shipper shall have the right, but not the obligation, to construct the line from that Well to a mutually agreeable point on Processor’s Pipeline System where Processor’s Metering Facilities shall be provided by Processor at Shipper’s sole expense.  If neither Processor nor Shipper elects to connect any such Well to Processor’s Pipeline System, then Processor shall promptly provide Shipper, upon Shipper’s written request, with a written release from this Contract insofar as it covers such Well, the Contractually Dedicated Area Interests covering such Well, and the Natural gas produced therefrom or attributable thereto.

APPENDIX - 5

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ITEM FOUR

FIELD EQUIPMENT

4.1                               Subject to the terms of this Contract, with respect to any Well which has been connected to Processor’s Pipeline System pursuant to this Contract, Shipper shall contractually require that one or more owners of the Contractually Dedicated Area Interests in the Well (“Contracted Parties”) furnish, install and maintain, or use their respective reasonable efforts to cause the operator of such Well to furnish, install and maintain such post-production equipment at the well site of such Well (such as a separator or a treater) between the wellhead of such Well and the first pipe connection to Processor’s Pipeline System as is reasonably necessary for the proper, safe and efficient operation of such Well, as reasonably determined by such Contracted Parties in their sole discretion, and to enable Shipper to make delivery, or cause delivery to be made, of Committed Gas to such pipe connection to the Delivery Points.

(a)                                 Promptly after receiving a written request from Processor, Shipper shall require the applicable Contracted Parties to install a high-low shut-in device on those Contracted Parties’ applicable facilities covered by this Contract which will shut off deliveries of Committed Gas in the event those Contracted Parties’ delivery pressure reaches or exceeds the Maximum Delivery Pressure, which may be reestablished by the Parties from time to time, or in the event Processor has, or the Contracted Parties have, a sudden drop in line pressure. Shipper shall contractually require all applicable Contracted Parties to annually test their respective high-low shut-in devices through which the Committed Gas flows.

(b)                                 Shipper shall furnish any information reasonably requested by Processor regarding any Contracted Parties’ high-low shut-in equipment, or delivery lines through which the Committed Gas flows.  Shipper shall contractually require Contracted Parties to maintain their respective production equipment at or in the vicinity of the Wells in good condition (ordinary wear and tear excepted) at all times in accordance with generally accepted prudent industry practices when producing Wells are connected to Processor’s Pipeline System at any Delivery Point.

(c)                                  Upon reasonable notice to Shipper, Processor or Processor’s Agent, at their respective sole risk and expense, shall have the right at all reasonable times to inspect and witness any test on any Contracted Parties’ high-low pressure shut-in production equipment at or tied to any Well.  In the event of an emergency or the failure of Shipper to regulate the deliveries of Committed Gas when reasonably requested by Processor, Processor or Processor’s Agent shall have the right to require Shipper to require the applicable Contracted Parties to shut-off the flow of Committed Gas into Processor’s Pipeline System until such emergency no longer exists or Processor begins such resumption of deliveries, as applicable, and Processor shall not be liable to Shipper for any damage that may result to the Wells or the Contracted Parties’ equipment.  If reasonably possible under the

APPENDIX - 6

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

circumstances, Processor will notify Shipper of any action that Processor or Processor’s Agent intends to take pursuant to the immediately preceding sentence before any such action is taken by Processor or Processor’s Agent.  If it is not reasonably possible for Processor to notify Shipper before Processor or Processor’s Agent takes any such action, then Processor shall notify Shipper of such action promptly after taking such action.

4.2                               All Condensate and drip liquids attributable to the Committed Gas accumulating in the drips, separators and/or lines from the respective Wells upstream or downstream of a Delivery Point shall belong to and be owned by Shipper.

4.3                               In the event the oxygen content of the Committed Gas tendered at any Delivery Point does not conform with the quality specifications set forth in ITEM 2.1 above, Shipper shall, at the request of Processor, procure and install (or cause to be procured and installed), at Shipper’s expense, an oxygen analyzer and control device on Shipper’s facilities covered by this Contract that will shut off deliveries of Committed Gas in the event the oxygen content of the Committed Gas tendered at any Delivery Points does not conform with the quality specifications set forth in ITEM 2.1.  Shipper shall annually test, or cause the owner of such facilities to annually test, such analyzer and control device to confirm its proper operation.

ITEM FIVE

QUANTITY

5.1                               Processor shall provide Gathering and Processing services to Shipper on a Firm Basis up to the physical and operational capacity of Processor’s Pipeline System and the Plant as exists as of the Effective Date. During the term hereof and as to the physical and operational capacity of Processor’s Pipeline System and the Plant as exists as of the Effective Date, Shipper shall have the highest priority of any shipper on Processor’s Pipeline System and at the Plant and Shipper’s capacity on Processor’s Pipeline System and at the Plant shall not prorated with respect to any other shipper unless required by applicable Law.

5.2                               Subject to the other provisions of this Contract, Shipper shall deliver to Processor at the Delivery Points, and Processor shall receive from Shipper at the Delivery Points, all of the Committed Gas produced from the Dedicated Area attributable to the Contractually Dedicated Area Interests.  Upon receipt of the Committed Gas at the Delivery Points, Processor shall Gather and Process, as applicable, the Committed Gas and redeliver to

APPENDIX - 7

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Shipper at the Redelivery Points all of the Residue Gas, Condensate, and NGLs attributable to the Committed Gas.  Processor shall operate the Plant as a prudent operator in accordance with generally accepted natural gas industry Processing practices with the objective to maximize the recovery of NGLs attributable to the Committed Gas consistent with the terms and conditions of this Contract.

5.3                               During any period when the capacity of Processor’s Pipeline System or at the Plant is constrained to Gather, transport, treat, and/or Process all of the gas connected thereto, the volumes of Committed Gas subject to ARTICLE 3.3 shall not be reduced by Processor prior to the reduction of other shippers’ gas volumes unless required by applicable Law. Processor’s failure to take said constrained volumes of Committed Gas shall not be deemed a breach of Processor’s obligations hereunder.

5.4                               In the event Processor, in its sole discretion, agrees to allow Shipper to deliver the Committed Gas hereunder “full wellstream,” then in addition to the provisions set forth above in ITEM 5.1 and notwithstanding the provisions of ITEM 4.2, Shipper may also deliver to Processor at the Delivery Points all liquids and any produced saltwater (or any similar nuisance liquids) attributable to Shipper from such Wells.  Processor shall receive and handle all volumes of liquids and saltwater (or any similar nuisance liquids) attributable to Shipper pursuant to the terms herein and then redeliver to Shipper equivalent volumes of liquids and saltwater (and any similar nuisance liquids) at a mutually agreeable facility.  Shipper shall then dispose of the liquids and saltwater at its sole cost and risk.

5.5                               The Parties recognize that certain quantities of gas and/or electricity will be used to fuel or power compression equipment and for operational purposes, and that gas may be lost, gained, and/or unaccounted for on Processor’s Pipeline System or at the Plant.  Shipper shall provide Processor with its pro rata volumetric share of such fuel and gas lost, gained, and/or unaccounted for in-kind relative to all sources of gas into Processor’s Pipeline System and at the Plant and Shipper shall reimburse Processor with its pro rata volumetric share of electrical power costs relative to all sources of gas into Processor’s Pipeline System or at the Plant.

5.6                               If at any time Processor is unable or fails for any reason to receive any quantity of Committed Gas available by Shipper under this Contract (absent Shipper’s failure to deliver the Committed Gas to Gatherer), the affected quantity of Committed Gas made available by Shipper and not taken by Processor shall be temporarily released from this Contract.  Shipper may, at its sole option and in addition to any other rights and remedies Shipper may have hereunder, at law or in equity, deliver all or any portion of the Committed Gas temporarily released from this Contract to an alternative pipeline or purchaser.  This temporary release shall cease and Shipper shall resume delivery of the affected Committed Gas to Processor when Processor has notified Shipper that the cause

APPENDIX - 8

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

of Processor’s inability or failure to receive has been completely alleviated and Processor is ready, willing, and able to begin receiving the Committed Gas again. Upon the earlier of Shipper’s receipt of Processor’s notice or at such time when Shipper is legally or contractually able to do so (but in no event greater than 90 Days), Shipper shall resume deliveries to Processor.

5.7                               Provided that Processor is able to meet its obligations to Shipper under the terms of this Contract, this Contract shall not preclude Processor from providing Gathering and Processing services to Third Parties.

ITEM SIX

MEASUREMENT

6.1                               The unit of volume for the measurement of Committed Gas shall be one (1) Cubic Foot of gas.  All fundamental constants, observations, records and procedures involved in determining and/or verifying the quantity and other characteristics of Committed Gas delivered hereunder, unless otherwise specified herein, shall be in accordance with the standards prescribed in the American Petroleum Institute Manuel of Petroleum Measurement Standards, Chapter 14, Section 3 (Latest Revision).

6.2                               Processor or Processor’s Agent shall, install, maintain and operate a Processor’s Metering Facility located on Processor’s Pipeline System at each Delivery Point and the Redelivery Point. At each such Processor’s Metering Facility, Processor or Processor’s Agent will install, maintain and operate orifice meters or other measuring devices that meet accepted standards prescribed in the American Petroleum Institute Manual of Petroleum Measurement Standards, Chapter 14, Section 3 (Latest Revision). Processor or Processor’s Agent may also install Electronic Flow Meters (EFM), which if installed, will be designed, install, and operated in accordance with generally accepted prudent natural gas industry standards. Each such Processor’s Metering Facility shall be so equipped with orifice meters, recording gauge, or other types of pneumatic or electronic meters or measuring devices of standard make and design commonly utilized in the natural gas industry in order to accomplish the accurate measurement of gas flowing through such equipment. Processor shall maintain all such meters, devices, gauges, and equipment in good operating condition in accordance with generally accepted prudent natural gas industry standards. Shipper will have access to Processor’s metering equipment and information received from such metering equipment at reasonable hours. Each Contracted Party will have access to any such equipment and information if that Contracted Party’s Committed Gas flows through said equipment. If a meter station is set up with a chart recorder, the changing of charts shall be done by Processor or Processor’s Agent and Processor shall provide Shipper with a copy thereof upon reasonable request. The maintaining, calibrating and adjusting of all meters and related measurement facilities shall be done by Processor or Processor’s Agent in accordance with generally

APPENDIX - 9

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

accepted prudent natural gas industry standards and practices. The measuring stations located at any Redelivery Point may be installed, maintained and operated by a Third Party in conformity with the requirements provided in this ARTICLE 6.2 and the Parties agree that the volume, quality, Gross Heating Value, and specific gravity determined by such Third Party in accordance with this Contract shall be utilized in this Contract as if determined by Processor or Processor’s Agent hereunder.

6.3                               Shipper or any applicable Contracted Party may, at its option and expense, install a check meter or meters at any or all Delivery Points for the purpose of checking Processor’s or Processor’s Agent’s metering equipment.  Any such check meter shall be installed in such a way so as not to interfere with the operations of Processor’s Pipeline System or the Plant. The operating, maintaining, calibrating and adjusting of such check meters and related measurement equipment shall be performed or caused to be performed by Shipper or such Contracted Party in accordance with generally accepted prudent natural gas industry standards and practices.

6.4                               When chart measurement is used, the temperature of the Committed Gas shall be the arithmetical average of the hourly temperatures accurately recorded during each day by Processor or Processor’s Agent.  The temperature of the Committed Gas flowing through the meter shall be determined by the use of a temperature measuring device operated in accordance with generally accepted prudent natural gas industry standards and installed immediately downstream of the meter so that it will accurately record the temperature of the Committed Gas flowing through the meter. If a temperature measuring device is not available at any Delivery Point, the average temperature from other temperature measuring devices in the Processor’s Pipeline System, which are in reasonably close vicinity to such Delivery Point will be used.

6.5                               Processor or Processor’s Agent shall, at each Delivery Point, Redelivery Point, or any other measurement point where such measured quantities are used in the allocation of system fuel and/or losses, calibrate the meters and instruments, in accordance with generally accepted prudent industry practices, and obtain a representative spot or composite sample on a frequency to be reasonably determined by Processor in accordance with generally accepted prudent natural gas industry practices, but not less often than twice each year or more frequently as required under applicable Law.

6.6                               The computation from fractional analysis of samples of Committed Gas, as provided for in ITEM 6.5, will be used to determine the composition, specific gravity, GPMs, and Gross Heating Value of the hydrocarbon components of the Committed Gas samples. The computations so determined will be used for quality tests and in calculating Committed Gas deliveries as described in ITEM 6.7 below with the first day of the month following the date the sample is taken.

APPENDIX - 10

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

6.7                               The Gross Heating Value of the Committed Gas will be determined by Processor or Processor’s Agent by taking samples, as provided for in ITEM 6.5, at Processor’s Metering Facilities. Processor will obtain a representative spot or composite sample of Committed Gas delivered at each Delivery Point or Redelivery Point. Processor will determine the composition, specific gravity, GPMs, and Gross Heating Value of the hydrocarbon components of the Committed Gas to conform to Gas Processors Association Standards GPA 2166, GPA 2261, and GPA 2172, and any supplements and revisions thereto.  For all purposes hereunder, including, pricing and payment, the Gross Heating Value of and the number of Btus contained in the Committed Gas shall mean, and be measured in terms of, the gross number of Btus that would be contained in the volume of such Committed Gas when saturated with water at the pressure and temperature as defined in the Cubic Foot of gas herein; provided, however, in the event the Committed Gas contains less than seven (7) pounds per million cubic feet of water, then any such Committed Gas shall be deemed to be dry and measured on a dry basis. The Btus contained in hydrogen sulfide or other non-hydrocarbon components shall be excluded in any calculation of the number of Btus contained in the Committed Gas under this Contract.

6.8                               Each Party shall have the right to be present at the time of any installation, reading, cleaning, changing, repairing, inspecting, testing, calibrating, or adjustment performed in connection with the other Party’s measuring equipment. The records involving measuring equipment shall remain the property of their owner, but upon request each Party agrees to submit to the other its records and charts, together with calculations made therefrom subject to return within fifteen (15) days after receipt thereof by the Party owning them.  EFM data and charts shall be kept on file for a period of at least two (2) years.

6.9                               Samples shall be taken, as provided for in ITEM 6.5, by Processor or Processor’s Agent to determine compliance with the gas quality specifications in ITEM 2.1.  Each Party as well as any applicable Contracted Party shall have the right to be present at the time such samples are taken. Processor or Processor’s Agent shall give Shipper no less than five (5) days prior notice of such tests.

6.10                        As provided for in ITEM 6.5, each Party (at its sole expense) shall calibrate the meter and instruments installed by it or cause the same to be calibrated, all in accordance with generally accepted prudent natural gas industry standards and practices.  Each Party shall give the other Party no less than five (5) days prior notice of such tests so that the latter may, at its election, be present in person or by its representative to observe adjustments (if any) which are made.  For the purpose of measurement and meter calibration, the atmospheric pressure shall be assumed to be 14.4 pounds per square inch.

6.11                        Each Party shall have the right at any time and from time to time to challenge the accuracy of any measurement equipment used by the other Party in connection with this

APPENDIX - 11

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Contract.  If the percentage of inaccuracy upon any test of the measurement equipment is greater than two percent (2%) of the corrected quantity, the registration thereof and any payment based upon such registration shall be corrected at the rate of such inaccuracy for any period of inaccuracy which is reasonably determinable or agreed upon.  If the period is not reasonably determinable or agreed to, then for a period extending back one-half (1/2) of the time elapsed since the date of the last calibration, not to exceed ninety (90) days.  Following any test, any measurement equipment found to be inaccurate shall be adjusted or repaired to measure accurately, or replaced if such adjustment is not successful.  If for any reason any meter is out of service or out of repair so that the quantity of Committed Gas delivered through such meter cannot be accurately ascertained or computed from the readings thereof, the quantity of Committed Gas so delivered during such period shall be estimated and agreed upon by the Parties upon the basis of the best available data, using the first of the following methods which, under the circumstances, is most feasible:

(a)                                 by using the registration of any check measuring equipment of Shipper or the applicable Contracted Party, if installed and registering accurately;

(b)                                 by correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculation;

(c)                                  by estimating the quantity of deliveries by deliveries during preceding periods under similar conditions when the equipment was registering accurately.

ITEM SEVEN

PAYMENT

7.1                               As soon as is reasonably practicable, but no later than the twenty-fifth (25th) Day following the end of each month, Processor or Processor’s Agent shall furnish Shipper a statement for the preceding month accurately and completely depicting the Gathered Volume, the Processed Volume and all information necessary for the calculation thereof; the quantities of Committed Gas (in Mcf and MMBtu) received; any amounts due pursuant to ARTICLE 3.3 and all information necessary for the calculation thereof (provided, however, that any payment and related information pertaining to ARTICLE 3.3 shall be due the month following the applicable calendar quarter in which the calculation was made taking into consideration any period of time for make-up volumes of Committed Gas); any applicable fees, taxes, and/or payments; the amount of Condensate, NGLs and Residue Gas produced and redelivered incident to this Contract; and the total amount due Processor for such production Month. Shipper shall pay Processor the amount on said statement on or before the last Day of the Month following the applicable production Month. If a Party fails to pay any undisputed amount due hereunder on or before such payment become delinquent, then interest shall accrue at a

APPENDIX - 12

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

per annum rate of interest equal to the lower of: (i) the maximum lawful rate or (ii) the then effective London Inter/Bank Offering Rate (LIBOR) rate plus six (6) percent.

7.2                               As between Shipper and Processor, Shipper shall make proper settlement and accounting to the applicable Contracted Party or all the owners of interest in the proceeds from the sale of Committed Gas, including royalty, overriding royalty and production payment interest owners, to which Shipper is contractually or otherwise legally obligated to make.

7.3                               In the event an error is discovered by either Processor or Shipper in any statement, invoice or payment, such error shall be adjusted within thirty (30) days of the determination thereof; provided that a written claim therefore shall have been received and made within twenty-four (24) months from the date of such statement or payment in error.

7.4                               Processor and Shipper shall each have the right to examine at all reasonable times and locations the books, records, ledgers, and charts of the other to the extent necessary to verify or audit the accuracy of any payment, statement, invoice, bill, chart, or computation made under or pursuant to this Contract but only for such purposes.

7.5                               Processor and Shipper shall preserve for a period of at least two (2) years all test data, meter records, charts and other similar records generated or made under this Contract.

ITEM EIGHT

FORCE MAJEURE

8.1                               In the event either Party is unable wholly or in part by “Force Majeure” as defined in ITEM 8.2, to carry out its obligations under this Contract, other than financial obligations, it is agreed that on such Party giving notice and full particulars of such Force Majeure by telephone (as soon as reasonably possible) and confirmed in writing to the other Party after the occurrence of the cause relied on, then the obligations of the Party giving such notice, so far as they are affected by such Force Majeure, from its inception, shall be suspended during the continuance of any inability so caused, but for no longer period.  Said cause shall be, as far as reasonably possible, remedied with all reasonable dispatch.

8.2                               The term “Force Majeure” as used herein shall mean acts of God, strikes, lockouts, or other material industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests and restraints of the government, either federal, state or tribal, inability of any Party to obtain necessary materials, supplies, or permits due to existing or future Laws, interruption or curtailment of transportation or storage by Third Parties, scheduled maintenance, interruptions by government or court orders, present and future orders of

APPENDIX - 13

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

any regulatory body having proper jurisdiction, civil disturbances, explosions, sabotage, breakage or accident to machinery or lines of pipe, the necessity for making repairs or alterations or the performance of tests to machinery or lines of pipe, freezing of lines of pipe, partial or entire failure of Wells, irrespective of whether such Wells or machinery or lines of pipe are operated by either of the Parties, and any other causes whether of the kind herein enumerated or otherwise not within the control of the Party claiming suspension and which by the exercise of due diligence such Party could not have prevented or is unable to overcome.  The term Force Majeure shall also include the inability to acquire, or the delays in acquiring, necessary permits, right-of-way, easements or licenses required to enable a Party to fulfill its obligation hereunder if such Party exercised its commercially reasonable and diligent efforts to acquire same.

8.3                               The settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and the above-requirement of the use of diligence in restoring normal operating conditions shall not require the settlement of strikes or lockouts by acceding to the terms of the opposing Party when such course is inadvisable in the discretion of the Party having the difficulty.

ITEM NINE

TAXES

9.1                               Shipper shall pay, or cause to be paid, all taxes and assessments levied and imposed under applicable Law upon the Committed Gas except as otherwise specifically provided in this ITEM NINE.   Subject to ITEM 9.3 below, neither Party shall be responsible nor liable for any taxes or other statutory charges levied or assessed against any of the facilities of the other Party used for the purpose of carrying out the provisions of this Contract.

9.2                               Shipper shall make, or cause to be made, all reports required by applicable Law with respect to gross production or severance taxes applicable to the Committed Gas, unless Processor has such obligation under applicable Law.

9.3                               (a)   Notwithstanding anything contained in this Contract, if any regulatory body having proper jurisdiction over the Processor’s Pipeline System or the Plant imposes any new Laws (“Regulatory Change(s)”) which requires Processor to pay any fee, tax, assessment, charge, or other cost on the carbon, greenhouse gases, or Btu content of the Committed Gas or Residue Gas or NGLs associated therewith (collectively, “Carbon Fee”) and such Regulatory Changes do not require any modification or alteration to either the Plant or Processor’s Pipeline System, then Processor shall have the right to recover from Shipper the actual Carbon Fee attributable to the Committed Gas and Residue Gas and NGLs associated therewith resulting from such Regulatory Changes. Processor may invoice Shipper monthly for the Carbon Fee that Processor

APPENDIX - 14

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

reasonably believes that it will incur associated with the Regulatory Changes. If Processor invoices Shipper for such costs, Shipper shall pay Processor the amount invoiced within thirty (30) days from receipt thereof.  Processor shall adjust the estimated costs of the Carbon Fee to the actual costs of the Carbon Fee when such actual costs are available and shall adjust its invoicing (or netted amounts as the case may be) to Shipper to reflect the actual costs of the Carbon Fee incurred by Processor.  The difference between the estimated costs invoiced by Processor and the actual costs associated with the Regulatory Changes will bear interest at the rate described in ITEM 11.6(j) herein and will accrue interest from the dates billed or withheld and such difference and accrued interest will be payable to the party to whom it is owed within ten (10) business days following receipt of an invoice for such amounts from such Party.

(b)         In the event Processor is required by applicable Law to pay any Carbon Fee as a result of any Regulatory Changes and if any of those Regulatory Changes require a modification, change, or alteration of the Plant or Processor’s Pipeline System in order to comply therewith, then Processor and Shipper shall amend this Contract to permit Processor to recover the actual costs incurred by Processor to comply with those Regulatory Changes insofar as attributable to the Committed Gas (and Residue Gas and NGLs associated therewith).  The Parties shall negotiate in good faith to agree upon such amendment to this Contract that will permit recovery by Processor for all such costs.  In the event the Parties cannot agree upon such an amendment incorporating the foregoing within sixty (60) days from the date Processor becomes obligated to make payment, then all disputed issues associated with the proposed amendment shall be subject to resolution in accordance with the provisions of ITEM 11 herein.  Upon reaching a resolution, whether by mutual agreement or ITEM 11, such resolution will retroactively apply to the Contract as of the date those Regulatory Changes became effective without the necessity of a formal written amendment to this Contract.

ITEM TEN

MISCELLANEOUS

10.1                        LIMITATION OF LIABILITY:  EXCEPT FOR THOSE MATTERS DESCRIBED IN ITEM 2 HEREIN, NO PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES SUFFERED BY SUCH PARTY RESULTING FROM OR ARISING OUT OF THIS CONTRACT OR THE BREACH THEREOF UNDER ANY OTHER THEORY OF LIABILITY, WHETHER TORT, NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT, WARRANTY, INDEMNITY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, LOSS OF USE, INCREASED COST OF OPERATIONS, LOSS OF PROFIT OR REVENUE, OR BUSINESS INTERRUPTIONS.  IN FURTHERANCE OF THE FOREGOING, EACH PARTY RELEASES EACH OTHER AND WAIVES ANY RIGHT OF RECOVERY FOR SPECIAL, INDIRECT,

APPENDIX - 15

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES SUFFERED BY SUCH PARTY REGARDLESS OF WHETHER ANY SUCH DAMAGES ARE CAUSED BY THE OTHER PARTY’S NEGLIGENCE (AND REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE, JOINT, CONCURRENT, ACTIVE, OR PASSIVE), FAULT, OR LIABILITY WITHOUT FAULT.

10.2                        RIGHT OF WAY:  Processor shall be solely responsible for all costs and expense regarding the acquisition of land rights, easements, rights-of-way necessary to perform its obligations hereunder. If Processor has used commercially reasonable efforts to acquire but failed to secure said land rights and Shipper is able to do so, then to the extent it may contractually or lawfully do so under any of the Contractually Dedicated Area Interest without impairing its own similar rights, Shipper will grant to Processor the right of ingress and egress, and the right to lay and maintain pipeline and communication lines and to install any other necessary equipment on and across the lands covered by each Contractually Dedicated Area Interest subject to this Contract when such pipeline, communication line, and other equipment is necessary in the performance of this Contract. Processor shall notify Shipper (who will promptly notify the applicable Contracted Party) before laying or installing any pipeline, line or equipment to enable the Parties to determine the extent of Processor’s rights, if any, to perform such activity or operation.  Processor shall comply with all applicable terms and provisions of the instruments creating or granting the Contractually Dedicated Area Interest, and applicable Law insofar as pertaining to the rights granted to and exercised by Processor in this ITEM 10.2.  All lines and other equipment placed by Processor on said lands shall remain the personal property or fixtures, as classified by applicable Law, of Processor, and, subject to the terms of this Contract, the instruments creating or granting the Contractually Dedicated Area Interest and applicable Law, may be removed by Processor at any time with at least five (5) days prior written notice to Shipper (who will promptly notify the applicable Contracted Party).

10.3                        TITLE, POSSESSION, AND INDEMNITY:  As between the Parties, Shipper shall be in control and in possession of the Committed Gas delivered hereunder and responsible for any damages or injuries caused thereby until the same shall have been delivered to Processor at the Delivery Points and received from Processor at the Redelivery Points, except injuries and damages which shall be occasioned by the negligence or willful misconduct of Processor.  After receipt of the Committed Gas at the Delivery Points and until redelivery of same to Shipper at the Redelivery Points, Processor shall be deemed to be in exclusive control and possession thereof and responsible for any damages or injuries caused thereby, except injuries and damages (i) which shall be occasioned by the negligence or willful misconduct of Shipper or (ii) as described in ITEM 2.3. Title to the Committed Gas and its associated Residue Gas, Condensate and NGLs shall remain with Shipper. In the event of any dispute, question, or litigation at any time regarding Shipper’s right to Gather, Process, or market any of the Committed Gas hereunder, Processor shall be entitled to suspend its performance hereunder until such dispute,

APPENDIX - 16

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

defect, or question is corrected or removed to Processor’s reasonable satisfaction or Shipper furnishes Processor with a corporate undertaking designed to hold Processor harmless.

10.4                        WAIVER OF BREACH:  The waiver by either Party of any of its rights or any breach of the provisions of this Contract shall not constitute a continuing waiver of those rights or other breaches of the same or other provisions of this Contract.

10.5                        REGULATORY BODIES:  This Contract and all operations hereunder are subject to all applicable Laws; provided, however, nothing contained herein shall be construed as a waiver of any right of any Party to question or contest any such Law.

10.6                        INTRASTATE:  Shipper represents and warrants that the Committed Gas hereunder is deregulated pursuant to the Natural Gas Wellhead Decontrol Act of 1989. Each Party represents and warrants to the other that the Committed Gas delivered hereunder will not have been and will not be sold or resold, transported, commingled, used or consumed in interstate commerce in such a manner that would subject the Committed Gas, this Contract, either Party, their designees, or the facilities of either Party or their designees to the jurisdiction or regulation under the Natural Gas Act of 1938, as amended.  If either Party breaches or threatens to breach this representation and warranty, the other Party shall have the right to terminate this Contract immediately in addition to any other rights and remedies it may have under the provisions hereof or at law or in equity.

10.7                        CHOICE OF LAW AND INTERPRETATION:  This Contract shall be governed by and interpreted in accordance with the Laws of the State of Oklahoma without regard to the conflicts of law. The captions or headings preceding the various parts of this Contract are inserted and included solely for conveniences and shall never be considered or given any effect in construing this Contract or any part of this Contract, or in connection with the intent, duties, obligation, or liabilities of the Parties. This Contract was prepared by the Parties and not by any Party to the exclusion of one or the other.

10.8                        ASSIGNMENT:  This Contract and the rights and obligations under it may be assigned and delegated by a Party only with the prior written consent of the other Party where such consent shall not be unreasonably withheld. All covenants, stipulations, terms, conditions, and provisions of this Contract shall extend to, inure to the benefit of and be binding upon the respective successors, assigns, and representatives in bankruptcy of the Parties. Any complete or partial assignment of by Shipper of any of its Contractually Dedicated Area Interests shall contain a provision obligating Shipper’s assignee to recognize and perform its respective obligations under this Contract.  No conveyance or transfer of any Contractually Dedicated Area Interests by Shipper or the transfer by any owners of any royalty, overriding royalty or production payments shall be binding upon Processor until Processor has been furnished notice thereof, including such conveyance

APPENDIX - 17

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

or transfer, and letter in lieu or transfer order signed by the grantor or assignor, or an acceptable division order signed by the grantor or assignor, all to the reasonable satisfaction of Processor.

10.9                        FINALITY OF PAYMENT: Notwithstanding any other provision of this Contract, any statement and payment thereunder shall be deemed final as to both Processor and Shipper unless the information contained on the statement is questioned in writing within two (2) years after payment thereof has been received.

10.10                 ENTIRE AGREEMENT:  This Contract constitutes the entire agreement between the Parties, and there is no other agreement between the Parties, either oral or written, concerning the Dedicated Area. This Contract supersedes and replaces, in entirety, any and all prior agreements, if any, between the Parties or their predecessors in interest for the transportation, Gathering, compression, handling and/or Processing of the Committed Gas from or attributable to the Contractually Dedicated Area Interests.

10.11                 COUNTERPART EXECUTION:  This Contract may be signed in counterparts and shall be fully effective regardless of whether both the Parties signed the same counterpart, provided that each Party signs at least one (1) or more such counterparts.

10.12                 AMENDMENT:  Any amendment to this Contract shall not be valid unless it is agreed to in writing and signed by a duly authorized officer or agent of each Party.

10.13                 CONFIDENTIALITY: Each Party agrees that it will maintain the terms and provisions of this Contract (“Confidential Information”) in strictest confidence and that it will not cause or permit disclosure of those terms to any Third Party without the express written consent of the other Party.  Disclosures otherwise prohibited by this ITEM 10.13 may be made by either Party to the extent: (1) necessary for a Party to enforce its rights hereunder against the other Party, (2) a Party is contractually or legally bound to disclose Confidential Information hereunder to a Third Party, (3) a Party is required to disclose all or part hereof by applicable Law, including by a court, agency, or other governmental body exercising jurisdiction over the subject matter hereof, by order, by regulation or by other compulsory process (including, but not limited to, deposition, subpoena, interrogatory, or request for production of documents), (4) necessary to effectuate the transportation of the Committed Gas, Residue Gas or NGLs, (5) any prospective purchaser of either Party and/or the assets and facilities utilized by either Party in performing their respective obligations hereunder, or (6) its affiliates and the directors, officers, employees, partners, members, managers, owners, attorneys, agents, lenders, advisors, consultants and contractors of such Party and its affiliates who have a “need to know” (“Representative”). Notwithstanding the foregoing, a Party disclosing Confidential Information hereunder to Third Parties or Representatives pursuant to any one of the aforementioned exceptions shall instruct such Third Parties and

APPENDIX - 18

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Representatives of its confidential nature and of the obligation to keep the Confidential Information secret and confidential.  Such Party disclosing Confidential Information to Third Parties or Representatives shall be liable to the other Party for any breach by such Third Parties and Representatives of these confidentiality obligations.

10.14                 INDEMNITY: EXCEPT FOR THOSE MATTERS DESCRIBED IN ITEM 2.3, PROCESSOR SHALL INDEMNIFY, PROTECT, DEFEND, AND HOLD SHIPPER HARMLESS FROM AND AGAINST ALL LOSSES INCURRED BY PROCESSOR RELATED TO, OR ARISING OUT OF (I) THE OPERATIONS OF PROCESSOR, (II) THE HANDLING, DELIVERY, OR RE-DELIVERY OF THE COMMITTED GAS AND SHIPPER’S RESIDUE GAS AND NGLS WHILE THE SAME IS IN THE CUSTODY AND/OR CONTROL OF PROCESSOR, AND (III) PROCESSOR’S EXERCISE OF ITS RIGHTS OF ACCESS TO AND/OR USE OF SHIPPER’S FACILITIES DURING THE TERM HEREOF.  SHIPPER SHALL INDEMNIFY, PROTECT, DEFEND, AND HOLD PROCESSOR HARMLESS FROM AND AGAINST ALL LOSSES INCURRED BY PROCESSOR RELATED TO, OR ARISING OUT OF (I) THE OPERATIONS OF SHIPPER, (II) THE HANDLING, DELIVERY, OR RE-DELIVERY OF THE COMMITTED GAS AND SHIPPER’S RESIDUE GAS AND NGLS WHILE THE SAME IS IN CUSTODY AND/OR CONTROL OF SHIPPER, (III) SHIPPER’S FAILURE TO MEET THE GAS QUALITY SPECIFICATIONS IN ITEM 2, AND (IV) SHIPPER’S EXERCISE OF ITS RIGHTS OF ACCESS TO AND/OR USE OF PROCESSOR’S FACILITIES DURING THE TERM HEREOF. NOTWITHSTANDING THE FOREGOING, NEITHER PARTY SHALL BE OBLIGATED TO INDEMNIFY, PROTECT, DEFEND, OR HOLD THE OTHER PARTY HARMLESS FROM AND AGAINST LOSSES TO THE EXTENT SUCH LOSSES RESULT FROM THE NEGLIGENCE, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY.

10.15                 PAYMENTS: As between Shipper and Processor, Shipper shall have the sole and exclusive obligation and liability for the payment of all persons due any proceeds derived from the Committed Gas, Residue Gas, Condensate, and NGLs (including all constituents and products thereof) delivered under this Contract. In no event shall Processor have any obligation to those persons due any of those proceeds of production attributable to any such gas (including all constituents and products thereof) delivered under this Contract. Shipper shall indemnify, defend, and save Processor harmless from all Losses arising from and out of claims of any or all Third Parties with respect to those payments described in this ITEM 10.15.

ITEM ELEVEN

DISPUTE RESOLUTION PROCEDURES

11.1                        Negotiation — In the event that any dispute arises related to this Contract including any alleged non-performance or breach of any provision of this Contract by a Party, or any disagreement concerning the meaning of any provision of this Contract or any disagreement concerning any action taken or failed to be taken under this Contract (a “Dispute”), the Parties shall first seek to resolve any Disputes by negotiation between managers of each who have authority to settle the controversy.

APPENDIX - 19

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

11.2                        Notification.  When a Party believes there is a Dispute relating to the Contract, the Party will give the other Party notice of the Dispute providing sufficient detail for the recipient to understand the provider’s position and the legal and contractual basis for it.

11.3                        Meeting Among Managers.  The managers shall meet at a mutually acceptable time and place within thirty (30) days after the receipt of the notice to exchange relevant information and to attempt to resolve the Dispute.  The managers may involve a third-party mediator, if they so choose.  If a manager intends to be accompanied at a meeting by legal counsel, the other Party’s manager shall be given at least three (3) business days’ notice of such intention and may also be accompanied by legal counsel.

11.4                        Confidentiality.  All negotiations concerning the Dispute shall be confidential and shall be treated as compromise and settlement negotiations under the United States Federal Rules of Evidence.

11.5                        Tolling.  A Party’s receipt of any notice of the Dispute shall immediately toll the running of all statutes of limitation relating to the matters in Dispute, which statutes shall remain suspended for forty-five (45) days from and after the recipient’s receipt of that notice.

11.6                        Arbitration.  If a Dispute has not been resolved within the period described in ITEM 11.5, then either Party may provide the other Party with notice to initiate arbitration proceedings, which proceedings shall be conducted as provided in this ITEM 11.6.

(a)                                 Scope/Final and Binding — Any Dispute (including any controversy or claim) of any and every kind or type, whether based on contract, tort, statute, regulations, or otherwise, arising out of, connected with, or relating in any way to this Contract, the relationship of the Parties, the obligations of the Parties or the operations carried out under this Contract, including any Dispute as to the existence, validity, construction, interpretation, negotiations, performance, non-performance, breach, termination, or enforceability of this Contract including the applicability and enforceability of this ITEM 11, shall be settled through final and binding arbitration, it being the intention of the Parties that this is a broad form arbitration agreement designed to encompass all possible Disputes between the Parties relating to the Contract.  Initiation of arbitration shall toll the running of all statutes of limitation relating to the matters in Dispute.

(b)                                 Institutional Arbitration — The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) as in effect on the date of commencement of the arbitration proceeding, except as modified herein.

APPENDIX - 20

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(c)                                  Number of Arbitrators — If the amount in Dispute involves less than $2 million, exclusive of interest and costs, then the arbitration shall be conducted and finally settled by a sole arbitrator.  If the amount in Dispute, exclusive of interest and costs, is $2 million or more, if the amount in Dispute is unknown, or if relief other than damages is sought, then the arbitration shall be conducted and finally settled by the majority vote of three (3) arbitrators.

(d)                                 Method of Selecting Arbitrators — If the arbitration is to be conducted by a sole arbitrator, then the arbitrator will be jointly selected by the Parties.  If the Parties fail to agree on the arbitrator within thirty (30) days after the initiation of the arbitration, then the AAA shall appoint the arbitrator.  If the arbitration is to be conducted by three (3) arbitrators, each Party shall within fifteen (15) days after initiation of the arbitration select one (1) arbitrator, and these two (2) arbitrators shall select a third (3rd) presiding arbitrator.  If the two (2) Party-appointed arbitrators fail to agree on the third (3rd) arbitrator within fifteen (15) days after the appointment of the later of the two, then the third (3rd) arbitrator shall be appointed by the AAA.

(e)                                  Place of Arbitration — Unless otherwise agreed by the Parties, the situs of the arbitration under this Contract shall be Oklahoma City, Oklahoma.

(f)                                   Qualifications and Conduct of the Arbitrators — All arbitrators, no matter how selected, shall be and remain at all times wholly independent, unbiased and impartial and shall provide the Parties with a statement that they shall decide the case impartially.

(g)                                  Interim Measures — The arbitrators, or in an emergency the presiding arbitrator acting alone in the event one or more of the other arbitrators are unable to be involved in a timely fashion, may grant interim measures including injunctions, attachments and conservation orders in appropriate circumstances, which measures the Parties agree may be immediately enforced by the arbitrators or by a court of competent jurisdiction.  Notwithstanding the requirement for negotiation, prior to the constitution of the arbitration tribunal and thereafter as necessary to enforce the arbitrators’ rulings or in the absence of the jurisdiction of the arbitrators to rule on interim measures in a given jurisdiction, any Party may apply to a court of competent jurisdiction for interim measure, and the Parties agree that seeking and obtaining such measures shall not waive the right to arbitration. Furthermore, notwithstanding the above provisions regarding negotiation, if either Party deems that time is of the essence in resolving the dispute, it may initiate arbitration and seek interim measures, as provided herein, and then comply with the requirements for negotiations as long as they are fully

APPENDIX - 21

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

completed before the commencement of the final hearing on the merits in the arbitration proceeding.

(h)                                 Waiver of Appeals — To the extent permitted by applicable Law, any right to appeal from or to cause a review of any arbitral award by any court is hereby waived by the Parties.

(i)                                     Costs and Attorneys’ Fees — The arbitral tribunal is authorized to award costs and attorneys’ fees or allocate them between the Parties, and the costs of the arbitration proceedings, including attorneys’ fees, shall be borne in the manner determined by the arbitral tribunal.

(j)                                    Interest — Any award may include interest from the date of any breach or violation of this Contract, as determined by the arbitral award, and from the date of the award until paid in full.  Interest shall be awarded at the rate stated in ITEM 7.1.

(k)                                 Punitive Damages — Penal, punitive, treble, multiple, consequential, incidental or similar damages may not be recovered or awarded in connection with any Dispute.

APPENDIX - 22

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT “A”

TO GAS GATHERING AND PROCESSING CONTRACT

BETWEEN

DEVON GAS SERVICES, L.L.C., “SHIPPER”

AND

                                                                , “PROCESSOR”

DATED:               1, 2014

DEDICATED AREA

The Dedicated Area is comprised of the following townships and ranges located within certain counties in the State of Oklahoma:

1. Coal County

Township 3N Range 9E

Township 3N Range 10E

Township 3N Range 11E

2. Hughes County

Township 4N Range 9E

Township 4N Range 10E

Township 4N Range 11E

Township 5N Range 9E

Township 5N Range 10E

Township 5N Range 11E

1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT “B”

TO GAS GATHERING AND PROCESSING CONTRACT

BETWEEN

DEVON GAS SERVICES, L.L.C., “SHIPPER”

AND

                                                          , “PROCESSOR”

DATED:                1, 2014

POINTS OF REDELIVERY — RESIDUE GAS

OPERATOR	STATION NAME	METER #	LOCATION	COUNTY, STATE
Enable Gas Transmission, LLC (formerly CEGT)	Devon Northridge IC	002198	27-05N-10E	Hughes Co., OK
Enable Oklahoma Interstate Transmission, LLC (formerly Enogex)	Gerty CRP	33146	06-04N-09E	Hughes Co., OK
Enable Oklahoma Interstate Transmission, LLC (formerly Enogex)	Gerty North CRP	33064	14-05N-10E	Hughes Co., OK
Enable Oklahoma Interstate Transmission, LLC (formerly Enogex)	Northridge CRP HP	32895	13-03N-11E	Pittsburg Co., OK
Enable Oklahoma Interstate Transmission, LLC (formerly Enogex)	Northridge CRP	11804	13-03N-11E	Coal Co., OK
MarkWest Oklahoma Gas Company, L.L.C.	NR Residue to MW 8”	095.0809	02-04N-10E	Hughes Co., OK
MarkWest Oklahoma Gas Company, L.L.C.	Devon CDP IC (non-residue gas)	095.055	25-04N-10E	Hughes Co., OK

POINTS OF REDELIVERY — NATURAL GAS LIQUIDS

OPERATOR	STATION NAME	METER #	LOCATION	COUNTY, STATE
Oneok Gas Transportation, LLC	Devon Northridge Gathering Facility	467	02-04N-10E	Hughes Co., OK

POINTS OF REDELIVERY — CONDENSATE

OPERATOR	STATION NAME	METER #	LOCATION	COUNTY, STATE
Truck sales	Northridge Plant	NA	02-04N-10E	Hughes Co., OK

1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT “C”

TO GAS GATHERING AND PROCESSING CONTRACT

BETWEEN

DEVON GAS SERVICES, L.L.C., “SHIPPER”

AND

                                                          , “PROCESSOR”

DATED:                  1, 2014

SHORT FORM MEMORANDUM

MEMORANDUM OF GAS GATHERING AND PROCESSING CONTRACT

THIS MEMORANDUM OF GAS GATHERING AND PROCESSING CONTRACT (this “Memorandum”) is entered into this            day of                   , 2014 (“Effective Date”) by and between DEVON GAS SERVICES, L.L.C (“Shipper”), with an address of 333 West Sheridan Avenue, Oklahoma City, Oklahoma 73102-5015, and                                   , with an address of                                                    (“Processor”).  Shipper and Processor are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Shipper and Processor entered into that certain Gas Gathering and Processing Contract dated                1, 2014 (the “Contract”) but made effective as of the Effective Date, pursuant to which Processor will provide certain gas Gathering and Processing services as therein set forth;

WHEREAS, any capitalized term used, but not defined, in this Memorandum shall have the meaning ascribed to such term in the Contract; and

WHEREAS, the Parties desire to file this Memorandum of record in the real property records of various counties located in the State of Oklahoma, to give notice of the existence of the Contract and certain provisions contained therein.

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                      Notice.  Notice is hereby given of the existence of the Contract and all of its terms, covenants and conditions to the same extent as if the Contract was fully set forth herein.  Certain provisions of the Contract are summarized in Sections 2 through 5 below.

1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

2.                                      Term.  The Contract shall be effective from the Effective Date and shall continue and remain in full force and effect for a primary term of ten (10) years (the “Initial Term”) and year-to-year thereafter or as otherwise provided for in the Contract until terminated by either Processor or Shipper (i) upon the giving of notice to the other Party of its intention to terminate the Contract at least 180 Days prior to the end of the Initial Term or any subsequent extension term or (ii) as otherwise provided for in the Contract.

3.                                      Dedication.  Subject to the exceptions, exclusions, and reservations set forth in the Contract and the other terms and conditions of the Contract, Shipper has exclusively dedicated and committed for Gathering and Processing, and has agreed to deliver, or cause to be delivered, to Processor all of the Committed Gas attributable to its Contractually Dedicated Area Interests located within the area described in Schedule 1 attached hereto and incorporated herein (the “Dedicated Area”).

4.                                      Covenant Running with the Contractually Dedicated Area Interests.  So long as the Contract is in effect, the dedication in the Contract shall be a covenant running with the Contractually Dedicated Area Interests and, subject to the exceptions and reservations set forth in the Contract, any complete or partial assignment of by Shipper of its Contractually Dedicated Area Interests shall contain a provision obligating Shipper’s assignee to recognize and perform its respective obligations under the Contract.

5.                                      No Amendment to Contract.  This Memorandum is executed and recorded solely for the purpose of giving notice and shall not amend nor modify the Contract in any way.

IN WITNESS WHEREOF, this Memorandum has been signed by or on behalf of each of the Parties as of the day first above written.

By:
Name:
Title:

DEVON GAS SERVICES, L.L.C.

By:
Name:Susan E. Alberti

2

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Title:                    Senior Vice President

3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ACKNOWLEDGEMENTS

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on          day of           , 201   by                 ,                            of                                 , a                                     , on behalf of such                         .

Notary Public in and for

Printed or Typed Name of Notary

STATE OF OKLAHOMA	§
§
COUNTY OF OKLAHOMA	§

This instrument was acknowledged before me on the              day of               , 201  , by Susan E. Alberti, Senior Vice President of DEVON GAS SERVICES, L.L.C, a Texas limited liability company, on behalf of said entity.

Notary Public in and for Oklahoma

Printed or Typed Name of Notary

4

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED.  THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Schedule 1 to
Memorandum of Gas Gathering And Processing Contract

DEDICATED AREA

The Dedicated Area is comprised of the following townships and ranges located within certain counties in the State of Oklahoma:

1. Coal County

Township 3N Range 9E

Township 3N Range 10E

Township 3N Range 11E

2. Hughes County

Township 4N Range 9E

Township 4N Range 10E

Township 4N Range 11E

Township 5N Range 9E

Township 5N Range 10E

Township 5N Range 11E

5